ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Certificate of Correction

(PURSUANT TO NRS CHAPTERS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 AND 92A)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction

(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1. The name of the **entity** for which correction is being made:

KENSINGTON LEASING, LTD.

2. Description of the original document for which correction is being made:

Certificate of amendment to articles of incorporation

3. Filing date of the original document for which correction is being made: 1/29/09

4. Description of the inaccuracy or defect.

The certificate of amendment contained the wrong formula for the forward split. It should have read as the board of director's resolution as follows:
"Article 3 is amended to read: This corporation is authorized to issue 100,000,000 shares of common stock, par value 0.001. Upon amendment of this Article 3, every one (1) share of common stock shall be converted to forty (40) shares of common stock."

5. Correction of the inaccuracy or defect.

"Article 3 is amended to read: This corporation is authorized to issue 100,000,000 shares of common stock, par value 0.001. Upon amendment of this Article 3, every one (1) share of common stock shall be converted to forty (40) shares of common stock."

6. Signature:

X [signature]
Authorized Signature

Chief Executive Officer
Title *

5/1/09
Date

*If entity is a corporation, it must be signed by an officer if stock has been issued, OR an incorporator or director if stock has not been issued; a limited-liability company, by a manager or managing members; a limited partnership or limited-liability limited partnership, by a general partner; a limited-liability partnership, by a managing partner; a business trust, by a trustee.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.